UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

 Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 12, 2016

INTERNATIONAL ISOTOPES INC.

(Exact Name of Registrant as Specified in Its Charter)

Texas	0-22923	74-2763837
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4137 Commerce Circle Idaho Falls, Idaho	83401
(Address of Principal Executive Offices)	(Zip Code)

208-524-5300

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.

Submission of Matters to a Vote of Security Holders.

On July 12, 2016, International Isotopes Inc. (the “Company”) held its 2016 Annual Meeting of Shareholders (the “Annual Meeting”) in New York, New York.  At the Annual Meeting, there were 334,801,474 shares of the Company’s common stock represented to vote either in person or by proxy, or approximately 83.19% of the outstanding shares of the Company, which represented a quorum.  The final results of voting for each matter submitted to a vote of the shareholders at the Annual Meeting are as follows:

1.

Steve T. Laflin, Christopher Grosso and Ralph M. Richart were elected as directors of the Company, each to serve a one-year term or until his respective successor has been duly elected and qualified.  The voting for each director was as follows:

Nominee	Votes For	Votes Withheld	Broker Non-Votes

Steve T. Laflin	224,741,785	945,342	109,114,347
Christopher Grosso	224,930,880	756,247	109,114,347
Ralph M. Richart	224,829,180	857,947	109,114,347

2.

Eide Bailly LLP was ratified as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2016, by the following vote:

Votes For	Votes Against	Abstain	Broker Non-Votes

334,268,693	163,066	369,715	0

3.

The proposal regarding the advisory vote to approve the compensation of the Company’s named executive officers was approved based on the following votes:

Votes For	Votes Against	Abstain	Broker Non-Votes

224,341,188	1,050,519	295,420	109,114,347

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

International Isotopes Inc.

Date: July 14, 2016	By:	/s/ Steve T. Laflin
Steve T. Laflin President and Chief Executive Officer

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